Exhibit 99.1

N e w s R e l e a s e QUICKSILVER GAS SERVICES LP 777 West Rosedale Street Fort Worth, TX 76104 www.kgslp.com

Quicksilver Gas Services' Third-Quarter Income Jumps 35% in 2009

FORT WORTH, TEXAS (November 9, 2009) – Quicksilver Gas Services LP (NYSE: KGS) today reported net income for the third quarter of 2009 of $8.7 million, up approximately 35% from $6.4 million reported in the prior-year period.  Earnings before interest, income taxes, depreciation and accretion ("EBITDA"), a non-GAAP measure, was $16.9 million for the third quarter of 2009, an increase of 29% from the 2008 third-quarter EBITDA of $13.1 million.
Third-Quarter 2009 Highlights

•	Increased average gathered volumes to approximately 234 MMcf per day; up 10% versus the prior-year quarter
•	Increased distributable cash flow to $13.4 million; up 16% year-over-year
•	Connected approximately three miles of gathering infrastructure
•	Connected five new wells to the gathering system

“Quicksilver Gas Services continues to grow by all measures and is increasing liquidity in order to capitalize on opportunities created by the current macro-economic environment," said Toby Darden, Quicksilver Gas Services' president and chief executive officer.  "We look forward to more growth in 2010, enhanced by acquisitions.  Our fee-based revenue strategy and cost-efficient operating structure continue to pay dividends for both our unitholders and for our producer-customers.”

Capital Program

For the third quarter of 2009, the company incurred approximately $3.7 million of capital costs, including $2.5 million of maintenance capital.  Expenditures during the quarter included the connection of approximately three miles of gathering lines and five new wells to the gathering system.

Debt and Liquidity

The company’s total borrowing capacity under its senior secured revolving credit facility was increased to $320 million in October.  The company currently has approximately $203 million drawn on its senior secured credit facility resulting in approximately $117 million of available capacity.

Distributions

On October 19, 2009, the company announced a cash distribution for the 2009 third quarter of $.39 per unit, a 5.4% increase from the previous quarterly rate.  For the three months ended September 30, 2009, distributable cash flow, a non-GAAP financial measure, totaled $13.4 million, which provided 1.38 times the amount required to cover the total distributions to both the limited and general partners for the period.

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Conference Call

Quicksilver Gas Services will host a conference call for investors and analysts at 10:00 a.m. eastern time today to discuss the third-quarter 2009 operating and financial results and its outlook for the future.  The company invites interested parties to listen to the call via the company’s website at www.kgslp.com or by calling 1-877-313-7932, using the conference ID number 80360996, approximately 10 minutes prior to the call.  A digital replay of the conference call will be available at 3:00 p.m. eastern time today and will remain available for 30 days.  The replay can be accessed at 1-800-642-1687 using the conference ID number 80360996.  The replay will also be archived for 30 days on the company’s website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA, adjusted gross margin and distributable cash flow.  The accompanying schedules on page 7 of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

About Quicksilver Gas Services

Fort Worth, Texas-based Quicksilver Gas Services is a growth-oriented limited partnership in the business of gathering and processing natural gas produced from the Barnett Shale geologic formation in the Fort Worth Basin of north Texas.  The company began operation in 2004 to provide these services to Quicksilver Resources Inc., which owns our general partner.  For more information about Quicksilver Gas Services, visit www.kgslp.com.

Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements.  Although these statements reflect the current views, assumptions and expectations of Quicksilver Gas Services LP’s management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated.  Factors that could result in such differences or otherwise materially affect Quicksilver Gas Services LP’s financial condition, results of operations and cash flows include:  changes in general economic conditions; fluctuations in natural gas prices; failure or delays in Quicksilver Resources Inc. and third parties achieving expected production from natural gas projects; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; fluctuations in the value of certain of our assets and liabilities; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; construction costs or capital expenditures exceeding estimated or budgeted amounts; the effects of existing and future laws and

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governmental regulations; and the effects of current and future litigation; as well as other factors disclosed in Quicksilver Gas Services LP’s filings with the Securities and Exchange Commission.  The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

Investor and Media Contact
Rick Buterbaugh
817-665-4835

KGS 09-12

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In thousands, except for per unit data - Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue
Gathering and transportation revenue - Quicksilver	$14,542	$8,674	$42,708	$22,350
Gathering and transportation revenue	615	1,553	2,259	4,006
Gas processing revenue - Quicksilver	8,155	7,345	25,541	21,866
Gas processing revenue	295	1,507	1,344	3,797
Other revenue - Quicksilver	691	225	1,141	675
Total revenue	24,298	19,304	72,993	52,694

Expenses
Operations and maintenance	5,694	4,772	17,108	15,034
General and administrative	1,733	1,473	5,463	4,712
Depreciation and accretion	5,745	3,866	16,554	10,429
Total expenses	13,172	10,111	39,125	30,175

Operating income	11,126	9,193	33,868	22,519

Other income	-	4	1	10
Interest expense	2,238	2,703	7,924	7,542

Income before income taxes	8,888	6,494	25,945	14,987

Income tax provision	235	106	446	109

Net income	$8,653	$6,388	$25,499	$14,878

General partner interest in net income	$382	$137	$886	$314
Common and subordinated unitholders’ interest in net income	8,271	6,251	24,613	14,564
Earnings per common and subordinated unit:
Basic	$0.35	$0.26	$1.03	$0.61
Diluted	0.31	0.26	0.92	0.61

Weighted average number of common and subordinated units outstanding:
Basic	23,827	23,783	23,827	23,783
Diluted	27,981	26,829	28,319	23,924

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except for unit data - Unaudited

	September 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$548	$303
Accounts receivable	528	2,082
Accounts receivable from Quicksilver	5,066	-
Prepaid expenses and other current assets	348	594
Total current assets	6,490	2,979

Property, plant and equipment, net	455,661	488,120
Other assets	1,635	1,916
	$463,786	$493,015

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Current maturities of debt	$2,200	$1,375
Accounts payable to Quicksilver	-	10,502
Accrued additions to property, plant and equipment	3,335	17,433
Accounts payable and other	4,706	1,930
Total current liabilities	10,241	31,240

Long-term debt	206,900	174,900
Note payable to Quicksilver	52,966	52,271
Repurchase obligations to Quicksilver	67,236	123,298
Asset retirement obligations	8,639	5,234
Deferred income tax liability	815	369

Partners' capital
Common unitholders (12,313,451 and 12,269,714 units issued and outstanding at September 30, 2009 and December 31, 2008, respectively)	114,256	108,036
Subordinated unitholders (11,513,625 units issued and outstanding at September 30, 2009 and December 31, 2008)	2,351	(2,328)
General partner	382	(5)
Total partners' capital	116,989	105,703
	$463,786	$493,015

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QUICKSILVER GAS SERVICES LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands - Unaudited

	Nine Months Ended September 30,
	2009	2008
Operating activities:
Net income	$25,499	$14,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,259	10,297
Accretion of asset retirement obligation	295	132
Deferred income taxes	446	52
Equity-based compensation	1,289	758
Non-cash interest expense	4,535	7,196
Changes in assets and liabilities:
Accounts receivable	1,554	(1,001)
Prepaid expenses and other assets	234	(171)
Accounts receivable and payable with Quicksilver	(2,248)	3,435
Accounts payable and other	3,405	789
Net cash provided by operating activities	51,268	36,365

Investing activities:
Capital expenditures	(50,067)	(112,200)
Assets purchased pursuant to repurchase obligations	(5,645)	-
Net cash used in investing activities	(55,712)	(112,200)

Financing activities:
Proceeds from revolving credit facility borrowings	46,500	99,300
Repayment of credit facility	(14,500)	-
Repayment for subordinated note payable to Quicksilver	-	(825)
Distributions to unitholders	(27,248)	(23,423)
Other	(63)	-
Net cash provided by financing activities	4,689	75,052

Net cash increase (decrease)	245	(783)

Cash at beginning of period	303	1,125

Cash at end of period	$548	$342

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QUICKSILVER GAS SERVICES LP
OPERATING STATISTICS
Unaudited

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Volume Data:
Volumes gathered (MMcf)	21,523	19,591	65,572	51,269
Volumes processed (MMcf)	13,197	14,122	41,958	40,870

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO DISTRIBUTABLE CASH FLOW
In thousands  - Unaudited

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Net income	$8,653	$6,388	$25,499	$14,878
Depreciation and accretion expense	5,745	3,866	16,554	10,429
Income tax provision/(payments)	235	(226)	446	(223)
Non-cash interest expense, net of capitalized interest cost paid	1,283	1,977	4,224	6,077
Maintenance capital expenditures	(2,500)	(473)	(7,500)	(1,418)
Distributable cash flow	$13,416	$11,532	$39,223	$29,743

QUICKSILVER GAS SERVICES LP
RECONCILIATION OF NET INCOME TO
ADJUSTED GROSS MARGIN and EBITDA
Unaudited
(Amounts in thousands)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2009	2008	2009	2008

Total revenues	$24,298	$19,304	$72,993	$52,694
Operations and maintenance expense	5,694	4,772	17,108	15,034
General and administrative expense	1,733	1,473	5,463	4,712
Adjusted gross margin	16,871	13,059	50,422	32,948
Other income	-	4	1	10
EBITDA	16,871	13,063	50,423	32,958
Depreciation and accretion expense	5,745	3,866	16,554	10,429
Interest expense	2,238	2,703	7,924	7,542
Income tax provision	235	106	446	109
Net income	$8,653	$6,388	$25,499	$14,878

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